Exhibit 99.1

LAZARD LTD REPORTS

THIRD-QUARTER AND NINE-MONTH 2018 RESULTS

Record nine-month operating revenue for Financial Advisory and Asset Management	Average assets under management of $240 billion in the third quarter	Strong operating cash flow resulted in record return of capital year to date

NEW YORK, October 25, 2018 – Lazard Ltd (NYSE: LAZ) today reported third-quarter operating revenue1 of $606 million for the quarter ended September 30, 2018. Net income, as adjusted1 and excluding a pre-tax charge2, was $111 million, or $0.86 per share (diluted) for the quarter. Third-quarter 2018 net income on a U.S. GAAP basis was $107 million, or $0.82 per share (diluted).

For the first nine months of 2018, net income, as adjusted1 and excluding a pre-tax charge 2, was $420 million, or $3.21 per share (diluted). On a U.S. GAAP basis, net income for the first nine months was $414 million, or $3.16 per share (diluted).

“Record operating revenue for the first nine months of 2018 was tempered by a relatively flat third quarter, but we are well positioned to achieve strong results for the full year,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We continue to invest in our business to serve clients, capitalize on growth opportunities and build shareholder value.”

($ in millions, except per share data and AUM)	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2018	2017	%’18-’17	2018	2017	%’18-’17
Net Income
US GAAP	$107	$109	(2)%	$414	$337	23%
Per share, diluted	$0.82	$0.82	0%	$3.16	$2.55	24%
Adjusted[1,2]	$111	$112	(1)%	$420	$352	19%
Per share, diluted	$0.86	$0.85	1%	$3.21	$2.66	21%
Operating Revenue[1]
Total operating revenue	$606	$627	(3)%	$2,070	$1,972	5%
Financial Advisory	$304	$306	(1)%	$1,108	$1,053	5%
Asset Management	$302	$315	(4)%	$961	$901	7%
AUM ($ in billions)
Period End	$240	$238	1%
Average	$240	$234	3%	$247	$221	12%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com
Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 18.

OPERATING REVENUE

Operating revenue1 was $606 million for the third quarter of 2018, down 3% from the third quarter of 2017, and $2,070 million for the first nine months of 2018, up 5% from the first nine months of 2017.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Third Quarter

Financial Advisory operating revenue was $304 million for the third quarter of 2018, 1% lower than the third quarter of 2017. The results reflected an increase in M&A Advisory, offset by a decrease in Restructuring.

During the third quarter of 2018, Lazard was engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs and distressed asset sales, as well as sovereign, capital and shareholder advisory in the Americas, Europe, Australia, Africa and Asia.

Among the major M&A transactions that were completed during the third quarter of 2018 were the following (clients are in italics): WGL Holdings’ $6.4 billion sale to AltaGas; Sky on the sale of its stake in Sky Betting & Gaming (“SBG”) as part of SBG’s $4.7 billion sale to The Stars Group; Quality Care Properties on its $3.9 billion sale to Welltower in conjunction with the sale of HCR ManorCare to ProMedica; Daily Mail & General Trust in the £2.5 billion sale of ZPG to Silver Lake; and Servier’s $2.4 billion acquisition of Shire’s Oncology business.

During or since the third quarter of 2018 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors and creditors. Publicly announced assignments completed during the third quarter of 2018 on which Lazard advised included: Seadrill; Quality Care Properties; and Danaos.

Our Sovereign and Capital Advisory services remained active globally, advising governments and corporations on balance sheet matters, financing strategy and capital raising.

Please see M&A transactions on which Lazard advised in the third quarter, or continued to advise or completed since September 30, 2018, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 8 –11 of this release.

First Nine Months

Financial Advisory operating revenue was a record $1,108 million for the first nine months of 2018, 5% higher than the first nine months of 2017.

Lazard advised or continues to advise on a number of significant and complex M&A transactions announced year to date, including: Express Scripts’ $67 billion sale to Cigna; Forest City’s $11.4 billion sale to Brookfield; MassMutual in the $5.8 billion strategic combination of Invesco and OppenheimerFunds; WestRock’s $4.9 billion acquisition of KapStone; SUPERVALU’s $2.9 billion sale to United Natural Foods; and Archer Daniels Midland’s €1.5 billion acquisition of Neovia.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Third Quarter

Asset Management operating revenue was $302 million for the third quarter of 2018, 4% lower than the third quarter of 2017.

Management fees and other revenue was $300 million for the third quarter of 2018, 4% lower than the third quarter of 2017, and 5% lower than the second quarter of 2018. Both comparisons reflected a change in the mix of average assets under management (AUM), as well as lower average AUM in the third quarter of 2018 compared to the second quarter.

Average AUM for the third quarter of 2018 was $240 billion, 3% higher than the third quarter of 2017, and 2% lower than the second quarter of 2018.

AUM as of September 30, 2018, was $240 billion, up 1% from September 30, 2017, and up 1% from June 30, 2018. The sequential increase was primarily driven by market appreciation, offset by foreign exchange depreciation and net outflows of $288 million.

Incentive fees were $2 million for the third quarter of 2018, compared to $3 million for the third quarter of 2017.

First Nine Months

Asset Management operating revenue was a record $961 million for the first nine months of 2018, 7% higher than the first nine months of 2017.

Management fees and other revenue was a record $941 million for the first nine months of 2018, 8% higher than the first nine months of 2017.

Average AUM for the first nine months of 2018 was $247 billion, 12% higher than the first nine months of 2017. Net outflows were $1.7 billion for the first nine months of 2018.

Incentive fees were $20 million for the first nine months of 2018, compared to $27 million for the first nine months of 2017.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2018, we accrued adjusted compensation and benefits expense1 at an adjusted compensation1 ratio of 55.8%. This resulted in $338 million of adjusted compensation and benefits expense, compared to $354 million for the third quarter of 2017. The decrease reflected lower operating revenue.

For the first nine months of 2018, adjusted compensation and benefits expense was $1,155 million, compared to $1,114 million for the first nine months of 2017. The increase reflected higher operating revenue.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. Assuming that the performance of both of our businesses, our hiring levels, and the compensation environment are similar to 2017, we expect our 2018 awarded compensation ratio1 to be in line with the 2017 awarded compensation ratio.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the third quarter of 2018, adjusted non-compensation expense1 was $109 million, 1% lower than the third quarter of 2017. The ratio of adjusted non-compensation expense to operating revenue1 for the third quarter of 2018 was 18.1%, compared to 17.6% for the third quarter of 2017.

For the first nine months of 2018, adjusted non-compensation expense was $342 million, 2% higher than the first nine months of 2017. The ratio of adjusted non-compensation expense to operating revenue for the first nine months of 2018 was 16.5%, compared to 16.9% for the first nine months of 2017.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1,2, was $33 million for the third quarter of 2018 and $113 million for the first nine months of 2018. The effective tax rate on the same basis was 23.0% for the third quarter and 21.2% for the first nine months of 2018, compared to 24.6% and 27.2% for the respective 2017 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2018, Lazard returned $136 million to shareholders, which included: $53 million in dividends and $83 million in share repurchases of our Class A common stock.

For the first nine months of 2018, Lazard returned $724 million to shareholders, which included: $308 million in dividends; $307 million in share repurchases of our Class A common stock; and $109 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

In the third quarter of 2018, we issued $500 million aggregate principal amount of 4.50% Senior Notes due September 2028. We used part of the net proceeds to retire $250 million of the outstanding $500 million of 4.25% Senior Notes due November 2020, and plan to use the remaining net proceeds for general corporate purposes, including potential repurchases of shares of our Class A common stock.

Year to date, we have repurchased 6.2 million shares at an average price of $52.33 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2017 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $56.22 per share.

On October 24, 2018, our Board of Directors authorized additional share repurchases of up to $300 million, which expires as of December 31, 2020, bringing our total outstanding share repurchase authorization to $524 million.

On October 24, 2018, Lazard declared a quarterly dividend of $0.44 per share on its outstanding common stock. The dividend is payable on November 16, 2018, to stockholders of record on November 5, 2018.

Lazard’s financial position remains strong. As of September 30, 2018, our cash and cash equivalents were $1,132 million, and stockholders’ equity related to Lazard’s interests was $1,067 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on October 25, 2018, to discuss the company’s financial results for the third quarter and first nine months of 2018. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 289-0438 (U.S. and Canada) or +1 (323) 794-2423 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on October 25, 2018, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 5952916.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

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ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Third-quarter and first nine-month 2018 adjusted results exclude pre-tax charges of (i) $6.8 million in the third quarter relating to a debt refinancing by Lazard Ltd’s subsidiary Lazard Group LLC, which redeemed $250 million of its outstanding $500 million of 4.25% Senior Notes maturing in November 2020; (ii) $7.7 million and $20.5 million in the third quarter and first nine months, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system; and (iii) $2.4 million, for the nine-month period, of office space reorganization costs primarily relating to incremental rent expense and lease abandonment costs. In addition, third-quarter and first nine-month 2018 adjusted results exclude a benefit of $6.7 million and $16.0 million, respectively, of acquisition-related items, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions. On a U.S. GAAP basis, these items resulted in a net charge of $4.4 million, or $0.03 (diluted) per share, in the third quarter, and a net charge of $6.6 million, or $0.05 (diluted) per share, for the first nine months of 2018.

LAZ-EPE

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FINANCIAL ADVISORY ASSIGNMENTS*

*	Note: the timing of completions may not match the timing of fee recognition under U.S. GAAP

Mergers and Acquisitions (Completed in the third quarter of 2018)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the third quarter of 2018 on which Lazard advised were the following:

•	WGL Holdings’ $6.4 billion sale to AltaGas

•	Sky on the sale of its stake in Sky Betting & Gaming (“SBG”) as part of SBG’s $4.7 billion sale to The Stars Group

•	Quality Care Properties on its $3.9 billion sale to Welltower in conjunction with the sale of HCR ManorCare to ProMedica

•	Daily Mail & General Trust in the £2.5 billion sale of ZPG to Silver Lake

•	Total’s €2.5 billion acquisition of Direct Energie

•	Servier’s $2.4 billion acquisition of Shire’s Oncology business

•	Scotiabank’s $2.2 billion acquisition of BBVA’s 68% interest in BBVA Chile

•	Accruent’s $2.0 billion sale to Fortive

•	Dalmore Capital and Equitix in the £1.4 billion recommended consortium acquisition of John Laing Infrastructure Fund

•	CDH Investments in the AUD 1.9 billion consortium acquisition of Sirtex

•	Space4 in its combination with Guala Closures, valuing Guala at €1.1 billion

•	Special Committee of the Board of Representatives of Deep Gulf Energy on the company’s $1.2 billion sale to Kosmos Energy

•	Altice on the sale of a 75% stake in Towers of Portugal to a consortium, valuing the company at €660 million

•	Chequers Capital, IGI Private Equity and Rollon management in the €470 million sale of Rollon to Timken

•	Cirsa’s sale to Blackstone

•	Beeline’s partnership with New Mountain Capital

•	Selmet’s sale to Consolidated Precision Products

•	Investindustrial’s acquisition of HTL Strefa

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2018 third quarter, or completed since September 30, 2018, are the following:

•	Aetna’s $77 billion sale to CVS Health

•	Express Scripts’ $67 billion sale to Cigna

•	The Supervisory Board of innogy in the company’s €37.9 billion takeover by E.ON

•	The Woodbridge Company in Thomson Reuters’ sale of a 55% stake in its Financial & Risk business to Blackstone, valuing the business at $20 billion*

•	AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC*

•	Forest City’s $11.4 billion sale to Brookfield

•	Beni Stabili’s merger with Covivio, creating a combined entity with a market capitalization of over €7 billion

•

Caisse des Dépôts et Consignations in the $6.6 billion contribution of its 41% stake in CNP Assurances to La Poste, with Caisse des Dépôts et Consignations subsequently becoming the majority shareholder of Groupe La Poste

•	Thales’ €5.6 billion acquisition of Gemalto through a recommended all-cash offer

•	MassMutual in the $5.8 billion strategic combination of Invesco and OppenheimerFunds

•	Showa Shell Sekiyu’s $5.5 billion share exchange agreement with Idemitsu Kosan

•	WestRock’s $4.9 billion acquisition of KapStone

•	Altice on the sale of a 49.99% stake in Starlight France to KKR, valuing the company at €3.6 billion

•	Independent Committee of Vedanta Resources in the recommended cash offer for Vedanta made by Volcan Investments, valuing Vedanta at $3.1 billion*

•	SUPERVALU’s $2.9 billion sale to United Natural Foods*

•	Genworth Financial’s $2.7 billion sale to China Oceanwide

•

Sempra Energy, on the $2.2 billion acquisition of InfraREIT by its majority-owned affiliate, Oncor, and Sempra’s concurrent acquisition of a 50% limited partnership interest in Sharyland Utilities for $98 million

•	BASF’s €1.6 billion acquisition of Solvay’s global polyamide business

•	Archer Daniels Midland’s €1.5 billion acquisition of Neovia

•	Sempra Energy’s $1.54 billion sale of its U.S. non-utility solar platform and certain other renewable energy assets to Consolidated Edison

•	Episerver’s $1.16 billion sale to Insight Venture Partners*

•	Telia Company’s SEK 9.2 billion acquisition of Bonnier Broadcasting

•	Rolls-Royce’s £500 million sale of its Commercial Marine business to KONGSBERG

•	Asco Industries’ $650 million sale to Spirit AeroSystems

•	Allstate’s $525 million acquisition of InfoArmor*

•

Alpha Bank, Eurobank, National Bank of Greece and Piraeus Bank in the sale of majority stakes in Nireus and Selonda to Andromeda Group, AMERRA and Mubadala, valuing the combined business at approximately $500 million

•	Carrefour on the potential investment by Tencent and Yonghui in Carrefour China and a strategic cooperation agreement with Tencent in China

•	Rhône Capital’s acquisition of a 45% stake in MAXAM from Advent

•	AviAlliance in the 20-year extension of the Athens International Airport Concession Agreement

•	Ardian in the sale of its stake in Siaci Saint Honore

•	EnerMech’s sale to Carlyle

*	Transaction completed since September 30, 2018

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during or since the third quarter of 2018 were the following:

•	Special Committee of Independent Directors of VMware in VMware’s declaration of an $11 billion cash dividend in connection with Dell’s Class V tracking stock exchange transaction

•	Aston Martin Lagonda’s £1.1 billion initial public offering

•	EF Solare Italia, an equal JV between Enel and F2i, on its €1.0 billion refinancing

•	Neoen’s €628 million initial public offering

•	Risanamento on its €542 million debt refinancing in connection with the Milano Santa Giulia development project

•	LGT Group Foundation in China Renaissance’s $345 million initial public offering

•	KAEFER Isoliertechnik on its €250 million senior secured notes offering

•	Piovan’s €179 million initial public offering

•	Verastem’s $150 million registered direct offering of convertible notes

•	Legacy Reserves in its $130 million exchange of senior notes for new convertible senior notes

•	DHT Holdings in its $125 million privately negotiated exchanges of existing convertible notes and concurrent private placement of new convertible notes

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the third quarter of 2018 were the following:

•	Southern Gas Corridor CJSC of Azerbaijan

•	Ministry of Finance (The Kingdom of Bahrain)

•	National Bank of Bahrain

•	Mumtalakat Bahrain

•	The Democratic Republic of the Congo

•	The Republic of the Congo

•	The Republic of Croatia

•	The Federal Democratic Republic of Ethiopia

•	The Gabonese Republic

•	The Hashemite Kingdom of Jordan

•	SNIM (The Islamic Republic of Mauritania)

•	The Republic of Mozambique

•	Nama Holding (Oman)

•	Oman Oil Company

•	Belgrade Nikola Tesla Airport (The Republic of Serbia)

•	Eskom Holdings (Republic of South Africa)

•	Banque Ouest Africaine de Développement (Togo)

•	The Republic of Togo

•	Ukraine

•	NJSC Naftogaz of Ukraine

•	The Republic of Zimbabwe

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the third quarter of 2018 on which Lazard advised include: secured lenders to Seadrill in connection with its Chapter 11 bankruptcy restructuring; Quality Care Properties on strategic options in relation to HCR ManorCare; lenders to Danaos on the company’s restructuring; financing banks of Kiko on the company’s recapitalization; and Orchestra-Prémaman on its restructuring.

Notable ongoing restructuring and debtor or creditor advisory assignments on which Lazard advised during or since the third quarter of 2018 include: Assured Guaranty in connection with Puerto Rico’s restructuring; Claire’s Stores*, FirstEnergy Solutions, Nine West, Sears Holdings, Toys “R” Us, and Westmoreland Resource Partners in connection with their Chapter 11 bankruptcy restructurings; and an ad hoc group of secured noteholders to Tops Markets with regard to the company’s restructuring.

*	Assignment completed since September 30, 2018

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017
Total revenue	$640,800	$771,528	$638,131	(17%)	0%
Interest expense	(14,319)	(13,590)	(13,272)

Net revenue	626,481	757,938	624,859	(17%)	0%
Operating expenses:
Compensation and benefits	343,987	416,159	361,787	(17%)	(5%)
Occupancy and equipment	28,848	29,240	29,156
Marketing and business development	21,868	28,228	19,798
Technology and information services	36,394	32,527	31,373
Professional services	13,353	16,714	11,005
Fund administration and outsourced services	34,748	33,227	18,325
Amortization and other acquisition-related (benefits) costs	(5,851)	(8,483)	172
Other	14,453	10,386	9,031

Subtotal	143,813	141,839	118,860	1%	21%

Operating expenses	487,800	557,998	480,647	(13%)	1%

Operating income	138,681	199,940	144,212	(31%)	(4%)
Provision for income taxes	29,956	51,561	32,742	(42%)	(9%)

Net income	108,725	148,379	111,470	(27%)	(2%)
Net income attributable to noncontrolling interests	1,651	1,416	2,260

Net income attributable to Lazard Ltd	$107,074	$146,963	$109,210	(27%)	(2%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	119,456,516	120,306,257	121,243,598	(1%)	(1%)
Diluted	129,859,728	130,249,054	132,393,664	(0%)	(2%)
Net income (loss) per share:
Basic	$0.90	$1.22	$0.90	(26%)	0%
Diluted	$0.82	$1.13	$0.82	(27%)	0%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2018	September 30, 2017	% Change
Total revenue	$2,180,533	$2,005,497	9%
Interest expense	(41,416)	(39,994)

Net revenue	2,139,117	1,965,503	9%
Operating expenses:
Compensation and benefits	1,165,193	1,138,200	2%
Occupancy and equipment	88,326	87,468
Marketing and business development	75,755	63,577
Technology and information services	102,173	87,429
Professional services	42,498	33,701
Fund administration and outsourced services	103,159	52,576
Amortization and other acquisition-related (benefits) costs	(13,468)	5,003
Other	51,032	30,639

Subtotal	449,475	360,393	25%

Operating expenses	1,614,668	1,498,593	8%

Operating income	524,449	466,910	12%
Provision for income taxes	105,684	124,109	(15%)

Net income	418,765	342,801	22%
Net income attributable to noncontrolling interests	5,036	5,660

Net income attributable to Lazard Ltd	$413,729	$337,141	23%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	119,897,626	122,142,303	(2%)
Diluted	130,750,392	132,407,551	(1%)
Net income per share:
Basic	$3.45	$2.76	25%
Diluted	$3.16	$2.55	24%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$1,132,395	$1,483,836
Deposits with banks and short-term investments	1,015,872	935,431
Cash deposited with clearing organizations and other segregated cash	37,985	35,539
Receivables	640,787	571,616
Investments	609,595	427,186
Goodwill and other intangible assets	379,241	391,364
Deferred tax assets	610,389	650,260
Other assets	518,514	433,445

Total Assets	$4,944,778	$4,928,677

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,056,342	$992,338
Accrued compensation and benefits	489,090	593,781
Senior debt	1,433,702	1,190,383
Tax receivable agreement obligation	277,163	310,275
Other liabilities	566,896	582,995

Total liabilities	3,823,193	3,669,772
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	701,849	788,140
Retained earnings	1,140,610	1,080,413
Accumulated other comprehensive loss, net of tax	(260,365)	(232,518)

Subtotal	1,583,392	1,637,333
Class A common stock held by subsidiaries, at cost	(516,267)	(437,530)

Total Lazard Ltd stockholders’ equity	1,067,125	1,199,803
Noncontrolling interests	54,460	59,102

Total stockholders’ equity	1,121,585	1,258,905

Total liabilities and stockholders’ equity	$4,944,778	$4,928,677

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018		September 30, 2017
Revenues:
Financial Advisory	$303,769	$415,006	$305,890	(27%)		(1%)
Asset Management	301,527	329,409	315,470	(8%)		(4%)
Corporate	314	(3,713)	5,965	N	M	(95%)

Operating revenue (b)	$605,610	$740,702	$627,325	(18%)		(3%)

Expenses:
Adjusted compensation and benefits expense (c)	$337,930	$413,312	$354,439	(18%)		(5%)

Ratio of adjusted compensation to operating revenue	55.8%	55.8%	56.5%
Non-compensation expense (d)	$109,330	$118,481	$110,507	(8%)		(1%)

Ratio of non-compensation to operating revenue	18.1%	16.0%	17.6%
Earnings:
Earnings from operations (e)	$158,350	$208,909	$162,379	(24%)		(2%)

Operating margin (f)	26.1%	28.2%	25.9%
Adjusted net income (g)	$111,424	$143,020	$112,433	(22%)		(1%)

Diluted adjusted net income per share	$0.86	$1.10	$0.85	(22%)		1%

Diluted weighted average shares	129,859,728	130,249,054	132,393,664	(0%)		(2%)
Effective tax rate (h)	23.0%	26.9%	24.6%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2018	September 30, 2017	% Change
Revenues:
Financial Advisory	$1,107,631	$1,052,584	5%
Asset Management	960,791	900,694	7%
Corporate	1,825	18,642	(90%)

Operating revenue (b)	$2,070,247	$1,971,920	5%

Expenses:
Adjusted compensation and benefits expense (c)	$1,155,198	$1,114,135	4%

Ratio of adjusted compensation to operating revenue	55.8%	56.5%
Non-compensation expense (d)	$341,892	$334,088	2%

Ratio of non-compensation to operating revenue	16.5%	16.9%
Earnings:
Earnings from operations (e)	$573,157	$523,697	9%

Operating margin (f)	27.7%	26.6%
Adjusted net income (g)	$420,359	$352,414	19%

Diluted adjusted net income per share	$3.21	$2.66	21%

Diluted weighted average shares	130,750,392	132,407,551	(1%)
Effective tax rate (h)	21.2%	27.2%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30, 2018	June 30, 2018	December 31, 2017	Qtr to Qtr	YTD
Equity:
Emerging Markets	$45,449	$47,207	$52,349	(3.7%)	(13.2%)
Global	46,088	43,932	43,663	4.9%	5.6%
Local	42,524	40,688	42,650	4.5%	(0.3%)
Multi-Regional	66,945	67,014	70,696	(0.1%)	(5.3%)

Total Equity	201,006	198,841	209,358	1.1%	(4.0%)
Fixed Income:
Emerging Markets	15,964	16,453	17,320	(3.0%)	(7.8%)
Global	4,745	4,155	4,109	14.2%	15.5%
Local	6,226	5,306	4,497	17.3%	38.4%
Multi-Regional	7,455	8,151	9,154	(8.5%)	(18.6%)

Total Fixed Income	34,390	34,065	35,080	1.0%	(2.0%)
Alternative Investments	2,650	2,764	2,846	(4.1%)	(6.9%)
Private Equity	1,453	1,458	1,478	(0.3%)	(1.7%)
Cash Management	588	748	697	(21.4%)	(15.6%)

Total AUM	$240,087	$237,876	$249,459	0.9%	(3.8%)

	Three Months Ended September 30			Nine Months Ended September 30
	2018	2017		2018	2017
AUM - Beginning of Period	$237,876	$225,761		$249,459	$197,910
Net Flows	(288)	15		(1,727)	2,953
Market and foreign exchange appreciation (depreciation)	2,499	12,349		(7,645)	37,262

AUM - End of Period	$240,087	$238,125		$240,087	$238,125

Average AUM	$239,897	$233,808		$246,920	$220,840

% Change in average AUM	2.6%			11.8%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
($ in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating Revenue
Net revenue - U.S. GAAP Basis	$626,481	$757,938	$624,859	$2,139,117	$1,965,503
Adjustments:
Revenue related to noncontrolling interests (i)	(4,512)	(5,622)	(5,039)	(15,351)	(13,079)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(3,647)	499	(4,875)	(1,712)	(17,981)
Distribution fees, reimbursable deal costs and bad debt expense (j)	(25,880)	(24,718)	—	(90,112)	—
Interest expense	13,168	12,605	12,380	38,305	37,477

Operating revenue, as adjusted (b)	$605,610	$740,702	$627,325	$2,070,247	$1,971,920

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$343,987	$416,159	$361,787	$1,165,193	$1,138,200
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(3,647)	499	(4,875)	(1,712)	(17,981)
Compensation related to noncontrolling interests (i)	(2,410)	(3,346)	(2,473)	(8,283)	(6,084)

Compensation and benefits expense, as adjusted (c)	$337,930	$413,312	$354,439	$1,155,198	$1,114,135

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$143,813	$141,839	$118,860	$449,475	$360,393
Adjustments:
Expenses associated with ERP system implementation (k)	(7,659)	(5,404)	(6,530)	(20,489)	(15,391)
Expenses related to office space reorganization (l)	—	(1,036)	(1,412)	(2,425)	(4,573)
Distribution fees, reimbursable deal costs and bad debt expense (j)	(25,880)	(24,718)	—	(90,112)	—
Amortization and other acquisition-related benefits (costs) (m)	5,851	8,483	(172)	13,468	(5,003)
Charges pertaining to Senior Debt refinancing (n)	(6,523)	—	—	(6,523)	—
Non-compensation expense related to noncontrolling interests (i)	(272)	(683)	(239)	(1,502)	(1,338)

Non-compensation expense, as adjusted (d)	$109,330	$118,481	$110,507	$341,892	$334,088

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$138,681	$199,940	$144,212	$524,449	$466,910
Expenses associated with ERP system implementation (k)	7,659	5,404	6,530	20,489	15,391
Expenses related to office space reorganization (l)	—	1,036	1,412	2,425	4,573
Acquisition-related (benefits) costs (m)	(6,707)	(9,346)	(612)	(16,020)	2,568
Charges pertaining to Senior Debt refinancing (n)	6,818	—	—	6,818	—
Net income related to noncontrolling interests (i)	(1,651)	(1,416)	(2,330)	(5,036)	(5,661)

Pre-tax income, as adjusted	144,800	195,618	149,212	533,125	483,781
Interest expense	12,873	12,605	12,380	38,010	37,477
Amortization (LAZ only)	677	686	787	2,022	2,439

Earnings from operations, as adjusted (e)	$158,350	$208,909	$162,379	$573,157	$523,697

Net Income (loss) attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$107,074	$146,963	$109,210	$413,729	$337,141
Adjustments:
Expenses associated with ERP system implementation (k)	7,659	5,404	6,530	20,489	15,391
Expenses related to office space reorganization (l)	—	1,036	1,412	2,425	4,573
Acquisition-related (benefits) costs (m)	(6,707)	(9,346)	(612)	(16,020)	2,568
Charges pertaining to Senior Debt refinancing (n)	6,818	—	—	6,818	—
Tax benefit allocated to adjustments	(3,420)	(1,037)	(4,107)	(7,082)	(7,259)

Net income, as adjusted (g)	$111,424	$143,020	$112,433	$420,359	$352,414

Diluted net income per share:
U.S. GAAP Basis	$0.82	$1.13	$0.82	$3.16	$2.55
Non-GAAP Basis, as adjusted	$0.86	$1.10	$0.85	$3.21	$2.66

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) for the three and nine month periods ended September 30, 2018 and for the three month period ended June 30, 2018, revenue related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (j) below), (iv) interest expense primarily related to corporate financing activities, and (v) for the three and nine month periods ended September 30, 2018, excess interest expense pertaining to Senior Debt refinancing (see (n) below).

(c)

A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).

(d)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (k) below), (ii) for the three month periods ended June 30, 2018 and September 30, 2017 and nine month periods ended September 30, 2018 and September 30, 2017, expenses related to office space reorganization (see (l) below), (iii) for the three and nine month periods ended September 30, 2018 and for the three month period ended June 30, 2018, expenses related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (j) below), (iv) amortization and other acquisition-related benefits (costs) (see (m) below), (v) expenses related to noncontrolling interests (see (i) below), and (vi) for the three and nine month periods ended September 30, 2018, charges pertaining to Senior Debt refinancing (see (n) below).

(e)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (k) below), (ii) for the three month periods ended June 30, 2018 and September 30, 2017 and nine month periods ended September 30, 2018 and September 30, 2017, expenses related to office space reorganization (see (l) below), (iii) acquisition-related (benefits) costs (see (m) below), (iv) net revenue and expenses related to noncontrolling interests (see (i) below), (v) interest expense primarily related to corporate financing activities, and (vi) for the three and nine month periods ended September 30, 2018, charges pertaining to Senior Debt refinancing (see (n) below).

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (k) below), (ii) for the three month periods ended June 30, 2018 and September 30, 2017 and nine month periods ended September 30, 2018 and September 30, 2017, expenses related to office space reorganization (see (l) below), (iii) acquisition-related (benefits) costs, (see (m) below), and (iv) for the three and nine month periods ended September 30, 2018, charges pertaining to Senior Debt refinanicng, net of tax benefits (see (n) below).

(h)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $33,376, $52,599, and $36,779 for the three month periods ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, $112,767 and $131,367 for the nine month periods ended September 30, 2018 and 2017, respectively, and the denominator of which is pre-tax income of $144,800, $195,618, and $149,212 for the three month periods ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, $533,125 and $483,781 for the nine month periods ended September 30, 2018 and 2017, respectively.

(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(j)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(k)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(l)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.

(m)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(n)

The company incurred charges related to the extinguishment of $250 million of the $500 million 4.25% Senior Notes maturing in November 2020 and the issuance of $500 million of 4.50% notes maturing in September 2028. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2028 notes and the settlement of the 2020 notes).

NM	Not meaningful